As filed with the Securities and Exchange Commission on January 8, 1997
                                                         Registration No. 333-
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8
                            REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933

                             ---------------------

                              CV THERAPEUTICS, INC.
               (Exact name of registrant as specified in its charter)

                             ---------------------
             DELAWARE                                  43-1570294
    (State of Incorporation)               (I.R.S. Employer Identification No.)

                             ---------------------

                               3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA  94304
                                 (415) 812-0585
          (Address and telephone number of principal executive offices)

                             ---------------------

                             1992 STOCK OPTION PLAN
                           1994 EQUITY INCENTIVE PLAN
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          NONSTATUTORY STOCK OPTIONS
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                           LOUIS G. LANGE, M.D., PH.D.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              CV THERAPEUTICS, INC.
                               3172 PORTER DRIVE
                              PALO ALTO, CA  94304
                                 (415) 812-0585
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                             ---------------------

                                    Copies to:
                             Alan C. Mendelson, Esq.
                                Cooley Godward LLP
                              Five Palo Alto Square
                                3000 El Camino Real
                        Palo Alto, California 94306-2155
                                  (415) 843-5000

                             ---------------------

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES                            PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE   AMOUNT OF REGISTRATION FEE
TO BE REGISTERED     AMOUNT TO BE REGISTERED      PRICE PER SHARE (1)            OFFERING PRICE (1)
-----------------------------------------------------------------------------------------------------------------------------------

Stock Options and
Common Stock (par
value $.001)                 1,630,500              $1.41 - $6.81                    $6,332,347                 $1,918.70
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Registrant's (i) 1992 Stock Option Plan (the "1992 Plan"), (ii) 1994 Equity Incentive Plan (the "1994 Plan"), (iii) Non-Employee Directors' Stock Option Plan (the "Directors Plan") and (iv) options granted outside the 1992 Plan, 1994 Plan and Directors' Plan and (b) the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on January 3, 1997 for (i) shares issuable pursuant to the 1992 Plan,
    (ii) shares issuable pursuant to the 1994 Plan, (iii) shares issuable pursuant to the Directors' Plan, (iv) shares issuable outside the 1992 Plan, 1994 Plan and Directors' Plan and (v) shares issuable pursuant to the Registrant's Employee Stock Purchase Plan (the "Purchase Plan").

The following chart illustrates the computation of the registration fee:

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
         SECURITIES                        NUMBER OF SHARES        OFFERING PRICE PER      AGGREGATE OFFERING
                                                                          SHARE                    PRICE
-------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to outstanding         332,673               $1.41 (1)(a)(i)             $469,069
options under the 1992 Plan
-------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to outstanding         506,346                2.49 (1)(a)(ii)           1,260,802
options under the 1994 Plan
-------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding         100,000                2.49 (1)(a)(iii)            249,000
options under the Directors' Plan
-------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding          73,000                1.94 (1)(a)(iv)             141,620
options granted outside the 1992 Plan,
1994 Plan and Directors' Plan
-------------------------------------------------------------------------------------------------------------
Shares available for future grants              468,481                6.81 (1)(b)(i),           3,190,356
pursuant to the 1992 Plan, 1994 Plan,                                      (ii), (iii)
Director's Plan and outside the 1992 Plan,                                      & (iv)
1994 Plan and Directors' Plan


-------------------------------------------------------------------------------------------------------------
Shares available for grants pursuant to         150,000                 6.81 (1)(b)(v)           1,021,500
the Purchase Plan
-------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                       $6,332,347
-------------------------------------------------------------------------------------------------------------
                                                                                                 x .000303
-------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                 $1,918.70
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by CV Therapeutics, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

    (a) The Company's final prospectus filed on November 19, 1996 which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

    (b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 30, 1996.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the shares of Common Stock being registered hereby will be passed upon for the Company by Cooley Godward LLP ("Cooley Godward"), Palo Alto, California. As of the date of this Prospectus, Cooley Godward owns a warrant to purchase 2,500 units with each unit consisting of one share of Common Stock and one warrant to purchase one-half share of Common Stock at an exercise price of $20.00 per share. GC&H Investments, a general partnership formed by the partners of Cooley Godward for investment purposes, owns 20,050 shares of the Company's Common Stock and a warrant to purchase 875 shares of Common Stock. Alan C. Mendelson and Deborah A. Marshall, partners at Cooley Godward, are Secretary and Assistant Secretary of the Company, respectively.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Delaware General Corporation Law ("Delaware Law"), the Company's Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or to its stockholders, (ii) for acts or omissions not made in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's Amended and Restated Certificate of Incorporation provides that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Company will be indemnified to the fullest extent permitted by the Delaware Law.

    The Company has entered into indemnity agreements with each of its directors and officers for the indemnification of, and advancement of expenses to, such persons to the full extent permitted by law. In addition, the Company currently maintains directors' and officers' liability insurance.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER

5        Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.



                                   1.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24       Power of Attorney is contained on the signature pages.

99.1+    1992 Stock Option Plan.

99.2+    1994 Equity Incentive Plan.

99.3+    Non-Employee Directors' Stock Option Plan.

99.4+    Form of Incentive Stock Option Grant.

99.5+    Form of Non-Incentive Stock Option Grant.

99.6 Form of Non-Statutory Stock Option Grant under Non-Employee Directors' Stock Option Plan.

99.7+    Employee Stock Purchase Plan.
_____________________________________
+ Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-12675) on September 25, 1996, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                      2.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                        3.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 8, 1997.


                                  CV THERAPEUTICS, INC.



                                  By: /s/ Louis G. Lange, M.D., Ph.D.
                                     --------------------------------------
                                       Louis G. Lange, M.D., Ph.D.
                                       Chairman of the Board and Chief
                                       Executive Officer





                         POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis G. Lange, M.D., Ph.D., and Kathleen A. Stafford, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                      4.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                         TITLE                               DATE


 /s/ Louis G. Lange, M.D., Ph.D.     Chairman of the Board and Chief     January 8, 1997
----------------------------------   Executive Officer (Principal
  Louis G. Lange, M.D., Ph.D.        Executive Officer)



 /s/ Kathleen A. Stafford            Chief Financial Officer (Principal  January 8, 1997
----------------------------------   Financial and Accounting Officer)
  Kathleen A. Stafford

 /s/ Samuel D. Colella               Director                            January 8, 1997
----------------------------------
  Samuel D. Colella

 /s/ Thomas L. Gutshall              Director                            January 8, 1997
----------------------------------
  Thomas L. Gutshall

 /s/ Barbara J. McNeil, M.D., Ph.D.  Director                            January 8, 1997
-----------------------------------
  Barbara J. McNeil, M.D., Ph.D.

 /s/ Costa G. Sevastopoulos, Ph.D.   Director                            January 8, 1997
-----------------------------------
  Costa G. Sevastopoulos, Ph.D.

 /s/ J. Leighton Read, M.D.          Director                            January 8, 1997
-----------------------------------
  J. Leighton Read, M.D.

 /s/ Isaac Stein                     Director                            January 8, 1997
-----------------------------------
  Isaac Stein


                                         5.

                                    EXHIBIT INDEX


EXHIBIT
NUMBER                 DESCRIPTION                       SEQUENTIAL PAGE NUMBER


5         Opinion of Cooley Godward LLP.
23.1      Consent of Ernst & Young LLP, Independent
          Auditors.
23.2      Consent of Cooley Godward LLP is contained in
          Exhibit 5 to this Registration Statement.
24        Power of Attorney is contained on the
          signature pages.
99.1+     1992 Stock Option Plan.
99.2+     1994 Equity Incentive Plan.
99.3+     Non-Employee Directors' Stock Option Plan.
99.4+     Form of Incentive Stock Option Grant.
99.5+     Form on Non-Incentive Stock Option Grant.
99.6      Form of Non-Statutory Stock Option Grant under
          Non-Employee Directors' Stock Option Plan.
99.7+     Employee Stock Purchase Plan.
_____________________
   + Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-12675) on September 25, 1996, and incorporated herein by reference.